UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

HEALTH BENEFITS DIRECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HEALTH BENEFITS DIRECT CORPORATION
150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 2, 2008
To our stockholders:
     NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Health Benefits Direct Corporation (the “Company”) will be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, on Thursday, October 2, 2008, at 10:00 a.m., Philadelphia, Pennsylvania time, for the following purposes:
1.	To elect 11 directors;

2.	To ratify the appointment of Sherb & Co. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2008;

3.	To approve an amendment and restatement of the Health Benefits Direct Corporation 2008 Equity Compensation Plan (the “2008 Plan”) to (i) permit the grant of incentive stock options, (ii) provide our compensation committee with the flexibility to make grants that qualify as “qualified performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) reflect the merger of the Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan (the “2006 Plan”) with and into the 2008 Plan, (iv) amend the adjustment provision to make clarifying changes, (v) specify the maximum number of shares authorized for issuance under the 2008 Plan, and (vi) make other appropriate changes; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only stockholders of record at the close of business on August 11, 2008, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
By Order of the Board of Directors,
Donald R. Caldwell
Co-Chairman of the Board of Directors
Alvin H. Clemens
Co-Chairman of the Board of Directors
September 3, 2008
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

HEALTH BENEFITS DIRECT CORPORATION
150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

PROXY STATEMENT

          This proxy statement is being furnished to the stockholders of Health Benefits Direct Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors of proxies for use at our 2007 Annual Meeting of Stockholders and any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, on Thursday, October 2, 2008, at 10:00 a.m., Philadelphia, Pennsylvania time. This proxy statement and the enclosed proxy card are being mailed to stockholders on September 3, 2008.
          The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile or any other method of communication. We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.
VOTING AT THE ANNUAL MEETING
Record Date; Proxies; Vote Required
          Only the holders of shares of our common stock, par value $0.001 per share (the “Shares”), of record at the close of business on August 11, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, we had 41,354,654 Shares outstanding. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on our books. A majority of the Shares entitled to vote that are present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting. Each stockholder is entitled to one vote for each Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.
          All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in the manner specified on those proxies. If a properly executed proxy is received prior to the Annual Meeting and not revoked, but no instructions are given in the proxy, the Shares will be voted by the proxy agents FOR the proposal to elect to our board of directors the 11 nominees listed in this proxy statement, FOR the proposal to ratify the appointment of Sherb & Co. LLP (“Sherb & Co.”) as our independent registered public accountants, and FOR the proposal to approve the adoption of the Health Benefits Direct Corporation 2008 Equity Compensation Plan. A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to Anthony R. Verdi, our Chief Financial Officer, Chief Operating Officer and our acting principal executive officer, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.
          Election as a director requires a plurality of the votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. With respect to the approval of the adoption of the Health Benefits Direct Corporation 2008 Equity Compensation Plan and any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by our Certificate of Incorporation or Amended and Restated Bylaws.

          A properly executed proxy marked “Withhold From All” with respect to the election of the director nominees will not be voted with respect to such director nominees, although it will be counted for purposes of determining whether there is a quorum. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast “for” or “against” will be included. Abstentions may be specified on any proposals other than the election of directors and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes related to the approval of the adoption of the Health Benefits Direct Corporation 2008 Equity Compensation Plan will have the effect of a vote against such proposal. Broker non-votes are not considered Shares entitled to vote on the other proposals and therefore will not be taken into account in determining the outcome of the vote on these proposals. “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners and Management
          The following table shows information known by us with respect to the beneficial ownership of our common stock as of August 11, 2008, for each of the following persons:
•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock.
          The number of Shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any Shares as to which the individual or entity has sole or shared voting power or investment power and includes any Shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of August 11, 2008 through the exercise of any warrant, stock option or other right. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares underlying options and warrants that are exercisable within 60 days of August 11, 2008 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The following table is based on 41,354,654 Shares outstanding as of August 11, 2008. Unless otherwise indicated, the address of all individuals and entities listed below is Health Benefits Direct Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

	Number of Shares		Percent of Shares
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned
Directors and Executive Officers:

Alvin H. Clemens	5,000,582	(1)	11.5%
Donald R. Caldwell	11,955,715	(2)	25.5%
Charles A. Eissa	1,634,637	(3)	3.9%
Warren V. Musser	1,135,000	(4)	2.7%
Robert J. Oakes	398,899		1.0%
John Harrison	466,750	(5)	1.1%
L.J. Rowell	400,600	(6)	1.0%
Paul Soltoff	345,000	(7)	*
Sanford Rich	305,000	(6)(8)	*
Frederick C. Tecce	12,105,715	(9)	25.8%
Anthony R. Verdi	435,000	(10)	1.0%
Edmond Walters	99,010		*

	Number of Shares		Percent of Shares
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned
All directors and executive officers as a group (12 persons)	22,326,193	(1)(2)(3)(4) (6)(7)(8) (9)(10)	43.1%

Holders of More than Five Percent of Our Common Stock:

The Co-Investment Fund II, L. P	11,604,838	(11)	27.7%
Cumberland Associates LLC	3,696,879	(12)	8.6%
Gerald Unterman	3,104,838	(13)	7.3%

*	Less than 1%

(1)	Includes 1,000,000 shares held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Mr. Clemens disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 100,000 shares held by Mr. Clemens’s minor children. Also includes 766,664 shares underlying options and 804,838 shares underlying warrants, all of which are exercisable within 60 days of August 11, 2008. Also includes 500,000 shares underlying warrants held by the Clemens-Beaver Creek Limited Partnership. Excludes 83,336 shares underlying options that are not exercisable within 60 days of August 11, 2008.

(2)	Includes 6,350,877 shares and 5,604,838 shares underlying warrants that are exercisable within 60 days of August 11, 2008 and are beneficially owned by Co-Investment Trust II, L. P., designee of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Caldwell disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(3)	Includes 364,568 shares underlying options, all of which are exercisable within 60 days of August 11, 2008. Excludes 135,432 shares underlying options that are not exercisable within 60 days of August 11, 2008.

(4)	Includes 440,000 shares underlying warrants and 675,000 shares underlying options, all of which are exercisable within 60 days of August 11, 2008.

(5)	Includes 250,000 shares underlying options and 86,750 shares underlying warrants, all of which are exercisable within 60 days of August 11, 2008.

(6)	Includes 200,000 shares underlying options that are exercisable within 60 days of August 11, 2008.

(7)	Includes 150,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of August 11, 2008.

(8)	Includes 25,000 shares underlying warrants that are exercisable within 60 days of August 11, 2008.

(9)	Includes 50,000 shares underlying warrants that are exercisable within 60 days of August 11, 2008. Also includes 6,450,877 shares and 5,604,838 shares underlying warrants that are exercisable within 60 days of August 11, 2008 and are beneficially owned by Co-Investment Trust II, L. P., designee of Cross Atlantic Capital Partners, Inc. Mr. Tecce is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Tecce disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(10)	Includes 350,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of August 11, 2008.

(11)	Includes 5,604,838 shares underlying warrants that are exercisable within 60 days of August 11, 2008.

(12)	According to the Schedule 13G/A filed with the Commission by Cumberland Associates LLC on April 7, 2008. Includes 1,493,880 shares underlying warrants that are exercisable within 60 days of August 11, 2008.

(13)	According to Schedule 13G filed with the Commission by Mr. Unterman on April 18, 2007. Includes 1,104,839 shares underlying warrants that are exercisable within 60 days of August 11, 2008.

PROPOSAL 1: ELECTION OF ELEVEN DIRECTORS
          Our board of directors is authorized to have up to 15 members. Our board of directors currently has twelve members and eleven members are nominees for director at the Annual Meeting. These nominees are Alvin H. Clemens, Donald R. Caldwell, John Harrison, Warren V. Musser, Robert J. Oakes, Sanford Rich, L.J. Rowell, Paul Soltoff, Frederick C. Tecce, Anthony R. Verdi and Edmond J. Walters. Mr. Charles A. Eissa, who is currently a member of our board, has chosen not to be a nominee for director at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named below. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal.
          Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees. If a nominee is unable to serve as a director, the proxy agents intend to vote any alternative nominee designated by our board of directors. Alternatively, our board of directors may decide to reduce the number of directors.
          Set forth below is certain information with respect to each nominee to our board of directors.
Nominees for Terms Continuing Through our 2009 Annual Meeting of Stockholders
          Donald R. Caldwell, 61, has served as one of our directors and as our Co-Chairman of our board of directors since April 2008. Mr. Caldwell founded Cross Atlantic Capital Partners, Inc. in 1999, and presently serves as its Chairman and Chief Executive Officer. He has served as a Director at Rubicon Technology, Inc. since 2001, and at Diamond Management & Technology Consultants, Inc. (NASDAQ) since 1994. Mr. Caldwell is a Director and a member of the Compensation Committees of Quaker Chemical Corporation (NYSE), a provider of process chemicals and chemical specialties, and Voxware, Inc. (NASDAQ), a supplier of voice driven solutions. From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a Director of Safeguard Scientifics, Inc. Mr. Caldwell is a Certified Public Accountant in the State of New York.
          Alvin H. Clemens, 71, has served as one of our directors since November 2005 and has served as our Co-Chairman since April 2008. Mr. Clemens has previously served as Executive Chairman of our board of directors from January 2006 to March 2008 and as our Chief Executive Officer from December 2006 to March 2008. Since 2001, Mr. Clemens has performed business and insurance industry consulting services in addition to managing his private investments. In 1998, he founded HealthAxis Inc., a publicly-traded company specializing in direct sales of insurance products utilizing the Internet, as a subsidiary of Provident American Corporation. In 1989, Mr. Clemens acquired a controlling interest in Provident American Corporation, an insurance holding company, and he served as its Chairman and Chief Executive Officer until 2001. In 1970, Mr. Clemens founded Academy Insurance Group, a company specializing in direct marketing of life and health insurance products. He currently serves on the board of trustees and the Building, Finance, and Executive Committees of The Pennsylvania State University.
          John Harrison, 65, has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was subsequently acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of the board of Professional Insurance Marketing Association (PIMA) and is on the advisory board of DePaul University’s Interactive and Direct Marketing Institute. He serves as a director of IXI Corporation, a database marketing company that uses proprietary wealth and asset information, and Solutionary, Inc., a full-service provider of managed security services.

          Warren V. Musser, 81, has served as one of our directors since January 2006 and as the Vice Chairman of our board of directors since March 2006. He also has served as President of The Musser Group, a financial consulting company, since 2001. Mr. Musser served as Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. from 1953 until 2001. Mr. Musser is a director of Internet Capital Group, Inc. and Chairman of the board of directors of Telkonet, Inc. Mr. Musser serves on a variety of civic, educational and charitable boards of directors.
          Robert J. Oakes, 49, has served as one of our directors since August 2008. He has served as the President of our Atiam Technologies LLC subsidiary since our acquisition of the subsidiary on October 1, 2007. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P., a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded Atiam in 1986 and led the company’s effort to design and develop its flagship product, InsPro. InsPro is a state-of-the-art Insurance, Marketing, Administration, and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health, and disability products.
          Sanford Rich, 50, has served as one of our directors since April 2006. He is currently the Managing Director, Investment Banking for Matrix USA LLC and has held this position since May 2008. From 1995 to May 2008 Mr. Rich was Director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980).
          L.J. Rowell, 76, has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell currently serves on the boards of directors of the Southeast Pennsylvania Chapter of the American Red Cross, The PMA Group, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign.
          Paul Soltoff, 54, has served as one of our directors since November 2005. He also has served as Chairman and Chief Executive Officer of SendTec, Inc. since its inception in February 2000. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com.
          Frederick C. Tecce, 73, has served as one of our directors since August 2007. He currently serves as of counsel with Buchanan Ingersoll & Rooney. He was an attorney with Klett Rooney Lieber & Schorling when it joined Buchanan in 2006. Mr. Tecce also serves as of counsel to Cross Atlantic Capital Partners and has served on the investment committees of three of the funds managed by Cross Atlantic Partners. Mr. Tecce previously served as Senior Vice President and General Counsel of Academy Life Insurance Company. Mr. Tecce served on the transition team for Pennsylvania Governor Tom Ridge and was appointed by Governor Ridge to serve as a member of the board of the $50 billion Public School Employees Retirement System (PSERS), where he served as chairman of the Finance Committee until his retirement in September of 2001. He was appointed by U.S. Senator Rick Santorum to the Federal Judicial Nominating Committee where he served for several terms and also served on Dr. Robert Gallo’s Board of Visitors at the University of Maryland Institute for Human Virology. He has also served on the board of directors of several listed companies.
          Anthony R. Verdi, 59, has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005 and as our Chief Operating Officer since April 2008. From 2001 until November 2005, Mr. Verdi has provided consulting services to life, health and property and casualty insurance company agency and venture capital clients.

          Edmond J. Walters, 47, has served as one of our directors since April 2008. Mr. Walters is Founder and Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that was founded in 2000 and is now a wholly-owned subsidiary of Commerce Bancorp. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA.
Our board of directors unanimously recommends a vote FOR each of the foregoing nominees.
Board of Directors and Committees
          Our board of directors currently is composed of Messrs. Clemens, Caldwell, Eissa, Harrison, Musser, Oakes, Rich, Rowell, Soltoff, Tecce, Verdi and Walters. Messrs. Clemens and Caldwell are the Co-Chairmen of our board of directors.
Board and Committee Meetings
          During the year ended December 31, 2007, our board of directors held 5 meetings and 5 actions were taken by unanimous written consent. Pursuant to our Corporate Governance Guidelines, all directors are encouraged to attend annual and special meetings of stockholders. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which each particular director served All of our current directors attended the 2007 Annual Meeting of Stockholders, with the exception of Messrs. Caldwell, Eissa, Harrison, Soltoff and Walters. Messrs. Caldwell and Walters were not directors at the time of the meeting. Mr. Oakes attended the 2007 Annual Meeting of Stockholders although he was not a director at the time of the meeting.
Board Committees
          Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Pursuant to our Amended and Restated Bylaws, our board of directors may from time to time establish other committees to facilitate the management of our business and operations.
Audit Committee
          The members of our audit committee are Messrs. Caldwell, Rich and Rowell. Effective April 1, 2008, Mr. Caldwell chairs the committee. During the fiscal year ended December 31, 2007 through March 31, 2008, Mr. Rich chaired the committee. The audit committee met 5 times during the fiscal year ended December 31, 2007. Our audit committee assists our board of directors in its oversight of:
•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the evaluation of the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

•	the preparation of the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement.
          We believe that the composition of our audit committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations, and the functioning of our audit committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations. Our board of directors has determined that Mr. Caldwell is an “audit committee financial expert,” as such term is defined in Item 401(e) of Regulation S-B promulgated by the Securities and Exchange Commission.

Compensation Committee
          The members of our compensation committee are Messrs. Harrison, Jensen and Rich. Mr. Harrison chairs the committee. Mr. James C. Jensen was a member of our compensation committee up until his resignation from the board, which was effective March 26, 2008. The compensation committee met 7 times during the fiscal year ended December 31, 2007. Specific responsibilities of our compensation committee include:
•	to establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and our other employees;

•	to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans;

•	to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements, as appropriate, based on performance;

•	to review and monitor management development and succession plans and activities; and

•	to prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in our proxy statement.
          We believe that the composition of our compensation committee meets the requirements for independence under, and the functioning of our compensation committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.
Nominating and Governance Committee
          The members of our nominating and governance committee are Messrs. Rowell, Harrison and Soltoff. Mr. Rowell chairs the committee. The nominating and governance committee met once during fiscal year ended December 31, 2007. Specific responsibilities of our nominating and governance committee include:
•	to identify individuals qualified to serve as members of our board of directors, to select, subject to ratification by our board of directors, the director nominees for the next annual meeting of stockholders, and to recommend to our board of directors individuals to fill vacancies on our board of directors;

•	to recommend to our board of directors the responsibilities of each board committee, the structure and operation of each board committee, and the director nominees for assignment to each board committee; and

•	to oversee our board of director’s annual evaluation of its performance and the performance of other board committees.
          Our board of directors has determined that the members of the nominating and governance committee meet the independence standard set forth by NASDAQ.
Certain Relationships and Related Party Transactions
          From the beginning of our last fiscal year until the date of this registration statement, there has been no transaction or series of similar transactions, nor is there currently proposed and transaction or series of similar transactions, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the compensation and compensation arrangements (including with respect to equity compensation and board compensation) described below.

          We believe that we have executed all of the transactions described below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
          In March 2006, we entered into Marketing Services Agreement with SendTec, Inc., or SendTec. Paul Soltoff, one of our directors, is the Chief Executive Officer of SendTec. SendTec provided certain marketing and advertising services and received a flat fee of $7,500 per month plus commissions on services rendered. For the year ended December 31, 2006, we paid SendTec $352,740 and have recorded other general and administrative expense of $324,282, intangible assets pertaining to website development of $50,000 and due to related parties of $21,542.
          We have engaged in the following transactions regarding sales of our common stock with our executive officers and directors, and with the beneficial holders of 5% or more of our common stock:
•	In January 2006, we completed a private placement of an aggregate of 14,700,000 shares of our common stock and warrants exercisable for 7,350,000 shares of our common stock. In connection with this private placement:
•	Beaver Creek Limited Partnership, an affiliate of Alvin H. Clemens, our Chief Executive Officer, purchased 1,000,000 shares of our common stock and warrants exercisable for 500,000 shares of our common stock;

•	John Harrison, one of our directors, purchased 100,000 shares of our common stock and warrants exercisable for 50,000 shares of our common stock;

•	Keystone Equities Group, L.P., of which John Harrison is an Executive Director, served as placement agent and received a total cash fee of $558,000 (4% of the gross proceeds), and five-year warrants to purchase 735,000 shares of our common stock (5% of the shares sold in the private placement) at an exercise price of $1.50 per share.

•	Anthony R. Verdi, our Chief Executive Officer, purchased 50,000 Shares and warrants exercisable for 25,000 Shares;

•	Sanford Rich, one of our directors, purchased 50,000 shares of our common stock and warrants exercisable for 25,000 shares of our common stock.
•	On February 15, 2007, we made restricted stock grants of 125,000 shares of our common stock to each of Mr. Eissa and Mr. Spinner in accordance with the terms of our 2006 Omnibus Equity Compensation Plan. These grants are subject to certain restrictions, including a restriction on transfer prior to the shares becoming fully vested. These shares will vest as follows: 50,000 shares on the first anniversary of the grant date; 50,000 additional shares of the second anniversary of the grant date; 2,083 shares per month on the 15th day of each month beginning on March 15, 2009 through January 15, 2009; and 2,087 on the third anniversary of the grant date.

•	On March 30, 2007, we completed a private placement of an aggregate of 5,000,000 shares of our common stock and warrants exercisable for 2,500,000 shares of our common stock. We sold 5,000,000 investment units in the private placement, each investment unit consisting of one share of our common stock and a warrant to purchase one-half (1/2) of one share of common stock. In connection with this private placement:

•	Alvin H. Clemens, our Chief Executive Officer and Chairman, purchased 1.0 million investment units. Mr. Clemens agreed to waive his registration rights for the 1.0 million shares of common stock he purchased in the private placement and the 500,000 shares of common stock underlying the warrant until the later of six months following the effectiveness of this registration statement or the earliest date that may be permitted by the Commission.

•	Co-Investment Trust II, L.P., designee of Cross Atlantic Capital Partners, Inc. purchased 1.0 million investment units. Mr. Tecce, who is one of our directors, is a managing partner of Cross Atlantic Partners, Inc.

•	On October 1, 2007, we issued 397,086 shares of our common stock to Mr. Oakes in connection with our purchase of his interest in Atiam Technologies, L.P. and System Consulting Associates, Inc., a Pennsylvania corporation which was a general partner of Atiam Technologies, L.P.
•	On December 15, 2007, we issued 75,000 unrestricted shares of our common stock to certain of our directors in accordance with the terms of our Non Employee Director Compensation Policy, which were valued at $161,250 based on the $2.15 closing price of our common stock on the OTCBB on December 14, 2007.

•	On January 3, 2008, we issued 75,000 shares of our unrestricted common stock to certain directors in accordance with the terms of our Non Employee Director Compensation Policy, which was valued in aggregate at $129,000 based on the closing price per share ($1.72) of our common stock on the OTCBB on January 3, 2008.
•	On March 31, 2008, we completed a private placement of an aggregate of 6,250,000 shares of our common stock and warrants exercisable for 6,250,000 shares of our common stock. We sold 6,250,000 investment units in the private placement, each investment unit consisting of one share of our common stock and a warrant to purchase one share of common stock. In connection with this private placement:
•	Co-Investment Trust II, L.P., designee of Cross Atlantic Capital Partners, Inc. purchased 5,000,000 investment units. Mr. Tecce and Mr. Caldwell, each of whom is one of our directors, are the managing partner and Chairman and Chief Executive Officer, respectively, of Cross Atlantic Capital Partners, Inc. Cross Atlantic Capital Partners is also a holder of more than 5% of our common stock.

•	Cumberland Associates LLC purchased 1,250,000 investment units. Cumberland Associates is a holder of more than 5% of our common stock.
•	On April 1, 2008, we issued 99,010 restricted shares of our common stock to Mr. Walters upon the effective date of his becoming one of our directors in accordance with the terms of our Non Employee Director Compensation Policy and our 2006 Omnibus Equity Compensation Plan. Mr. Walters’ shares were valued at $100,000 based on the $1.01 closing price of our common stock on the OTCBB on April 1, 2008 and will vest as follows: 33,003 shares on April 1, 2008; 33,003 additional shares on April 1, 2009; 33,004 shares on April 1, 2010.
Code of Business Conduct and Ethics
          We adopted an Amended and Restated Code of Business Conduct and Ethics on January 28, 2008. Our Code of Business Conduct and Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-B, constitutes our code of ethics for senior financial officers. Our Amended and Restated Code of Business Conduct and Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A printed copy of our Amended and Restated Code of Business Conduct and Ethics may be obtained free of charge by writing to us at Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087.

Selection of Directors and Stockholder Nominations Process
          In connection with our proxy solicitation relating to an annual meeting of stockholders, our board of directors recommends a slate of nominees for election by our stockholders. In addition, our board of directors fills vacancies on our board of directors when necessary or appropriate. Recommendations or determinations of our board of directors are made after consideration of the recommendations of, and information supplied by, our nominating and governance committee as to the suitability of each individual, taking into account the criteria described below and other factors, including requirements for board committee membership. The nominating and governance committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. The nominating and governance committee also may determine to retain third-party executive search firms to identify candidates from time to time.
          Our nominating and governance committee considers board candidates based on various criteria, such as their broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Our board of directors and nominating and governance committee also seek members from diverse backgrounds so that our board of directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to recommend a director for reelection, our nominating and governance committee also considers a director’s past attendance at meetings and participation in and contributions to the activities of the board of directors and committees of the board on which the director served.
          The nominating and governance committee will consider director nominees recommended by stockholders who submit the following information in writing to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary, if such information is received at least 120 calendar days before the one-year anniversary of the date of mailing of our materials for the prior year’s annual meeting of stockholders:
•	the name and address of the recommending stockholder;

•	the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•	information about the relationship between the candidate and the recommending stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of Shares that the recommending stockholder owns and the length of time the Shares have been owned.
          We may require any nominating stockholder or proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as one of our directors.
          Assuming that appropriate information has been provided on a timely basis as described above and in accordance with our Amended and Restated Bylaws, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholder Communications to our Board of Directors
          Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may send communications to our board of directors in writing, addressed to the full board of directors, individual directors or a specific committee of our board of directors, c/o Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary. Our board of directors relies on our Assistant Secretary to forward written questions or comments to the full board of directors, named directors or specific committees of our board of directors, as appropriate. General comments or inquiries from stockholders are forwarded to the appropriate individual, as appropriate.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF SHERB & CO. LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008
          The audit committee of our board of directors has appointed Sherb & Co. as our independent registered public accountants for the fiscal year ending December 31, 2008 and has further directed that management submit the appointment of Sherb & Co. as our independent registered public accountants for ratification by the stockholders at the Annual Meeting. Representatives of Sherb & Co. are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
          Neither our Amended and Restated Bylaws nor any other governing documents or law require stockholder ratification of the appointment of Sherb & Co. as our independent registered public accountants. However, the audit committee is submitting the appointment of Sherb & Co. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Sherb & Co. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of our stockholders.
          The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to ratify the appointment of Sherb & Co. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will have no effect on the proposal.
          The following is a summary of the fees billed to us by Sherb & Co. for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees (1)	$79,000	$63,000
Audit-Related Fees	730	—
Tax Fees (2)	—	—
All Other Fees	—	—

Total Fees	$79,730	$63,000

(1)	Audit fees and audit related fees for the fiscal years ended December 31, 2007 and 2006 were for professional services rendered for the audits and interim quarterly reviews of our consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees were for tax compliance, tax advice and tax planning.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants
          The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Our board of directors unanimously recommends a vote FOR Proposal 2.

PROPOSAL 3: APPROVAL OF THE ADOPTION OF THE HEALTH BENEFITS DIRECT CORPORATION
2008 EQUITY COMPENSATION PLAN
          We currently maintain the 2008 Plan, which was approved by our board of directors on March 31, 2008. On July 31, 2008, our Board unanimously approved an amendment and restatement of the 2008 Plan, subject to approval by our stockholders, to (i) permit the grant of incentive stock options, (ii) provide our compensation committee with the flexibility to make grants that qualify as “qualified performance-based compensation” under section 162(m) of the Code, (iii) reflect the merger of the 2006 Plan with and into the 2008 Plan, (iv) amend the adjustment provision to make clarifying changes, (v) specify the maximum number of Shares authorized for issuance under the 2008 Plan, and (vi) make other appropriate changes. Our Board has directed that the proposal to amend and restate the 2008 Plan be submitted to our stockholders for their approval at the Annual Meeting. Stockholder approval of the amendment and restatement of the Plan is being sought (i) so that compensation attributable to grants under the 2008 Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Code and (ii) in order for incentive stock options to meet the requirements of the Code.
          The purpose of the 2008 Plan is to attract, retain and motivate the employees, non-employee members of our Board and our and our subsidiaries’ consultants and to focus their efforts on the long-term enhancement of stockholder value. If approved by our stockholders, the 2008 Plan, as amended and restated, will be effective as of October 2, 2008.
          Furthermore, subject to approval by our stockholders of the amendment and restatement of the 2008 Plan, the 2006 Plan will be merged with and into the 2008 Plan effective as of October 2, 2008, and no additional grants will be made thereafter under the 2006 Plan. Outstanding grants under the 2006 Plan will continue in effect according to their terms as in effect before the plan merger (subject to such amendments as our compensation committee determines, consistent with the 2006 Plan, as applicable), and the Shares with respect to outstanding grants under the 2006 Plan will be issued or transferred under this 2008 Plan.
          The material terms of the 2008 Plan, along with the proposed amendments, are summarized below. A copy of the 2008 Plan is attached to this Proxy Statement as Appendix A. This summary of the 2008 Plan is not intended to be a complete description of the 2008 Plan, and is qualified in its entirety by the actual text of the 2008 Plan to which reference is made.
Material Features of the Proposed Amendment and Restatement of the 2008 Plan
          General. The 2008 Plan currently provides that grants may be made in any of the following forms: (i) nonqualified stock options, (ii) stock units, (iii) stock awards, (iv) stock appreciation rights (“SARs”), (v) dividend equivalents, and (vi) other stock-based awards. The proposed amendment and restatement of the 2008 Plan will permit the grant of incentive stock options.
          Shares Subject to the 2008 Plan. The 2008 plan currently has 1,000,000 Shares authorized for issuance, of which no Shares have been issued or reserved for issuance upon the exercise of outstanding options awarded under the 2008 Plan as of the date of the Annual Meeting. The proposed amendment and restatement of the 2008 Plan will authorize a maximum number of Shares for issuance equal to the sum of the following: (i) 1,000,000 Shares, plus (ii) the number of Shares subject to outstanding grants under the 2006 Plan as of the date of the Annual Meeting, and (iii) the number of Shares remaining available for issuance under the 2006 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting, such that the aggregate number of Shares available under the 2008 Plan is 7,000,000 shares, subject to adjustment in certain circumstances as described below.
          The proposed amendment and restatement of the 2008 Plan provides that the maximum aggregate number of Shares with respect to any grants made to any individual during any calendar year will be 1,000,000 Shares, subject to adjustment in certain circumstances as described below.
          If and to the extent options (including options outstanding under the 2006 Plan) and SARs granted under the 2008 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards (including outstanding stock awards outstanding under the 2006 Plan), stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the Shares subject to such grants will become available again for purposes of the 2008 Plan.

          Adjustment Provisions. Under the proposed amendment and restatement of the 2008 Plan, in the event of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of Shares, (ii) a merger, reorganization or consolidation, (iii) a recapitalization or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Shares as a class without our receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the 2008 Plan, the maximum number of Shares for which any individual may receive grants in any year, the kind and number of Shares covered by outstanding grants, the kind and number of Shares issued and to be issued under the 2008 Plan, and the price per Share or the applicable market value of such grants will be equitably adjusted by our compensation committee, in such manner as our compensation committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2008 Plan and such outstanding grants. Any fractional Shares resulting from such adjustment will be eliminated. In the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants will be consistent with section 409A or 422 of the Code, to the extent applicable
          Administration. The 2008 Plan is administered and interpreted by our compensation committee. However, our Board will approve and administer all grants made to non-employee directors. Our compensation committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate. Our compensation committee has the authority to: (i) determine the individuals to whom grants will be made under the 2008 Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the 2008 Plan. The determinations of our compensation committee are made in its sole discretion and are final, binding and conclusive.
          Eligibility. All of our and our subsidiaries’ employees, and our and our subsidiaries’ advisors and consultants, are eligible for grants under the 2008 Plan. Our Non-employee directors are also eligible to receive grants under the 2008 Plan. Our compensation committee is authorized to select the persons to receive grants from among those eligible and to determine the number of Shares that are subject to each grant.
          Types of Awards.
          Stock Options
          Our compensation committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2008 Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.
          Our compensation committee will fix the exercise price per Share of options on the date of grant. The exercise price of options granted under the 2008 Plan must be equal to or greater than the last reported sale price of the underlying Shares on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a Share on the date of grant.
          Our compensation committee will determine the term of each option which will not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

          Our compensation committee will determine the terms and conditions of options, including when they become exercisable. Our compensation committee may accelerate the exercisability of any options. Our compensation committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, us. In each case described above, our compensation committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.
          A grantee may exercise an option by delivering a notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless our compensation committee determines otherwise, by delivering Shares already owned by the grantee and having a fair market value on the date of exercise at least equal to the exercise price or by attestation to ownership of Shares having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as our compensation committee may approve.
          Stock Awards
          Our compensation committee may grant stock awards to anyone eligible to participate in the 2008 Plan. Our compensation committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, our compensation committee will determine whether they will lapse over a period of time or according to such other criteria as our compensation committee determines.
          Our compensation committee will determine the number of Shares subject to the grant of stock awards and the other terms and conditions of the grant. Unless our compensation committee determines otherwise, a grantee will have the right to vote Shares and to receive dividends paid on such shares during the restriction period. Our compensation committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.
          Unless our compensation committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all Shares covered by the award as to which the restrictions have not lapsed, and those Shares must be immediately returned to us.
          Stock Units
          Our compensation committee may grant stock units to anyone eligible to participate in the 2008 Plan. Each stock unit provides the grantee with the right to receive a Share or an amount based on the value of a Share at a future date. Our compensation committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.
          Stock units may be paid at the end of a specified period or deferred to a date authorized by our compensation committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in Shares, or in a combination of cash and Shares, as determined by our compensation committee. Unless our compensation committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited.
          SARs
          Our compensation committee may grant SARs to anyone eligible to participate in the 2008 Plan. SARs may be granted in connection with, or independently of, any option granted under the 2008 Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our Shares on the date of exercise over the base amount for the SAR. Payment will be made in Shares, in cash, or in a combination of Shares and cash, as determined by our compensation committee.

          The base amount of each SAR will be determined by our compensation committee and will be equal to the per Share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a Share on the date of grant of the SAR. Our compensation committee will determine the terms and conditions of SARs, including when they become exercisable. Our compensation committee may accelerate the exercisability of any SARs. SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by our compensation committee.
          Dividend Equivalents
          Our compensation committee may grant dividend equivalents in connection with stock units or other stock-based awards. Dividend equivalents are payable in cash or Shares and may be paid currently or accrued as contingent obligations upon such terms as our compensation committee may establish, including, without limitation, the achievement of specific performance goals. The terms and conditions of dividend equivalents will be determined by our compensation committee.
          Other Stock-Based Awards
          Our compensation committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. Our compensation committee may grant other stock-based awards to anyone eligible to participate in the 2008 Plan. These grants will be based on or measured by Shares, and will be payable in cash, in Shares, or in a combination of cash and Shares. The terms and conditions for other stock-based awards will be determined by our compensation committee.
          Qualified Performance-Based Compensation. The proposed amendment and restatement of the 2008 Plan permits our compensation committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the 2008 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, our compensation committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. Our compensation committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.
          The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
          Our compensation committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, our compensation committee will certify and announce the results for the performance period. If and to the extent that our compensation committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.
          If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.
          Deferrals. Our compensation committee may permit or require grantees to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the 2008 Plan. Our compensation committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

          Change of Control. If a we experience a change of control, unless our compensation committee determines otherwise, all outstanding options and stock appreciation rights will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, and all outstanding stock units, dividend equivalents and other stock based awards will become payable in cash or Shares in an amount not less than their target amount (as determined by our compensation committee).
          Upon a change of control, our compensation committee may also take any of the following actions with respect to outstanding grants, without the consent of the grantee: (i) require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by us, in cash or Shares as determined by our compensation committee, in an amount equal to the amount by which the then fair market value of the Shares subject to the grantee’s unexercised options and stock appreciation rights exceeds the exercise price of the option or the base amount of the stock appreciation right, as applicable; (ii) after giving grantees the opportunity to exercise their outstanding options and stock appreciation rights, our compensation committee may terminate any or all unexercised options and stock appreciation rights at such time as our compensation committee determines appropriate; and (iii) determine that outstanding options and stock appreciation rights that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).
          Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. Our compensation committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as our compensation committee may determine.
          Participants Outside of the United States. If any individual who receives a grant under the 2008 Plan is subject to taxation in a country other than the United States, our compensation committee may make the grant on such terms and conditions as our compensation committee deems appropriate to comply with the laws of the applicable country.
          No Repricing of Options. Neither our Board nor our compensation committee can amend the 2008 Plan or options previously granted under the Plan to permit a repricing of options, without prior stockholder approval.
          Amendment and Termination of the 2008 Plan. Our Board may amend or terminate the 2008 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the 2008 Plan on or after October 2, 2018.

          Stockholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other equity-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code as described under “Qualified Performance-Based Compensation” above, the 2008 Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the 2008 Plan.
          Grants Under the Plan. Grants under the 2008 Plan are discretionary, so it is currently not possible to predict the number of Shares that will be granted or who will receive grants under the 2008 Plan after the Annual Meeting.
The last sales price of a Share on August 27, 2008, was $0.53 per Share.
Federal Income Tax Consequences
          The federal income tax consequences of grants under the 2008 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2008 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
          From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of Shares or payment of cash under the 2008 Plan. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable as capital gain when the Shares are sold. The tax rate applicable to the capital gain will depend upon how long the grantee holds the Shares. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.
          Exceptions to these general rules arise under the following circumstances:
          (i) If Shares, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.
          (ii) If an employee exercises a stock option that qualifies as an incentive stock option, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if Shares acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the Shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the Shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the Shares before the disposition.
          (iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.
          Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and stock appreciation rights granted under the amended and restated 2008 Plan will generally meet the requirements for qualified performance-based compensation. Stock awards, stock units, dividend equivalents and other stock-based awards granted under the 2008 Plan will be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

          We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The compensation committee may permit a grantee to satisfy our withholding obligation with respect to a grant paid in Shares by having Shares withheld, at the time the grant becomes taxable, provided that the number of Shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.
Vote Required for Approval
          The proposal to approve the adoption of the 2008 Plan requires for its approval the affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have no effect on the vote.
Annex Relating to Proposal 3
The full text of the Health Benefits Direct Corporation 2008 Equity Compensation Plan is attached to this proxy statement as Appendix A.
Our board of directors unanimously recommends a vote FOR Proposal 3.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2007 and 2006 by our Chief Executive Officer and each of our two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2007. The executive officers listed in the table below are referred to in this prospectus as our named executive officers. There were no non-equity incentive plan compensation, or non-qualified deferred compensation earnings for any of the named executives for the three years ended December 31, 2007.

						Option			All Other
	Fiscal			Stock		Awards ($)			Compensation
Name and Principal Position	Year	Salary ($)		Awards ($)		(7)	Bonus ($)		($) (8)	Total ($)

Scott Frohman (1)	2007	—		—		—	—		—	—
Former Chief Executive Officer	2006	236,500		—		17,792	—		453,742	708,035

Alvin H. Clemens (2)	2007	360,577		—		41,250	—		44,866	446,693
Chariman & Chief Executive Officer	2006	267,287		—		106,834	—		16,010	390,131

Charles Eissa (3)	2007	278,846		131,250	(5)	3,750	50,000		13,204	477,050
President and Chief Operating Officer	2006	241,050		—		3,889	—		6,749	251,688

Ivan M. Spinner (4)	2007	356,731		131,250	(5)	156,186	—		19,071	663,238
Executive Vice President	2006	278,240	(6)	—		79,759 (6)	150,000	(6)	10,923	518,922

(1)	On December 7, 2006, Scott Frohman resigned as our Chief Executive Officer and as one of our directors. In connection with Mr. Frohman’s resignation, we and Mr. Frohman entered into a separation agreement dated December 7, 2006.

(2)	Mr. Clemens was appointed as the Executive Chairman of our board of directors on January 12, 2006 and as our Chairman and Chief Executive Officer on December 7, 2006 upon the resignation of Mr. Frohman.

(3)	Mr. Eissa was appointed as our President and Chief Operating Officer on November 18, 2005.

(4)	Mr. Spinner was appointed as our Senior Vice President on April 3, 2006 concurrently with the closing of our acquisition of ISG and has served as our Executive Vice President since December 2007.

(5)	On February 15, 2007, we made restricted stock grants of 125,000 shares of our common stock to each of Mr. Eissa and Mr. Spinner in accordance with the terms of our 2006 Omnibus Equity Compensation Plan. These grants are subject to certain restrictions, including a restriction on transfer prior to the shares becoming fully vested. These shares will vest as follows: 50,000 shares on the first anniversary of the grant date; 50,000 additional shares of the second anniversary of the grant date; 2,083 shares per month on the 15th day of each month beginning on March 15, 2009 through January 15, 2009; and 2,087 on the third anniversary of the grant date. The values of the restricted stock grants were based on the closing price per share ($3.00) of our common stock on the OTCBB on the date of the grant. Stock award expense for the most recently completed fiscal year pertaining to named executive officers is based on the value of the restricted stock grants amortized straight line over their vesting period.

(6)	On April 3, 2006, Mr. Spinner received a $150,000 cash signing bonus and an option to purchase 150,000 shares of our common stock, which were accounted for as part of the consideration paid for the acquisition of ISG,.

(7)	Stock option expense for the two most recently completed fiscal years pertaining to the named executive officers is based on the estimated fair value of the stock option as of the date of grant using the Black-Scholes option-pricing model amortized over the vesting period of the option or the duration of employment, whichever is shorter. We recorded $17,792 of expense pertaining to Mr. Frohman’s stock option in 2006, which included $6,038 pertaining to the accelerated vesting of 225,000 shares, $3,354 pertaining to the expensing of the unamortized portion of 125,000 shares terminated and $8,400 of amortization of the fair value over the vesting contained in the stock option grant. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

			% of Fair
			Value
		Amount	Expensed in
		Expensed in	Financial				Closing
		Financial	Statements	Fair Value at	Number of	Option	Stock Price
		Statements	Based on	Date of Grant	Options	Exercise	on the Date	Date of	Expected	Risk Free
Name	Fiscal Year	$	Vesting	($)	Granted (#)	Price ($)	of Grant ($)	Grant	Volatility	Interest Rate

Scott Frohman	2007	—	0.0%
	2006	17,792	98.8%	—	—	—	—	—	—	—
	2005	208	1.2%	18,000	600,000	2.50	1.00	11/10/2005	25%	3.75%

Alvin H. Clemens	2007	41,250	27.5%	—	—	—	—	—	—	—
	2006	106,834	71.2%	—	—	—	—	—	—	—
	2005	1,916	1.3%	150,000	500,000	1.00	1.00	11/23/2005	25%	3.75%

Charles Eissa	2007	3,750	25.0%	—	—	—	—	—	—	—
	2006	3,889	25.9%	—	—	—	—	—	—	—
	2005	173	1.2%	15,000	500,000	2.50	1.00	11/10/2005	25%	3.75%

Ivan M. Spinner	2007	156,186	36.7%	—	—	—	—	—	—	—
	2006	79,759	18.8%	425,381	150,000	3.50	3.50	4/3/2006	111%	4.55%
	2005	—	—	—	—	—	—	—	—	—

          Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions initially are applied. For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations. Expense in 2006 pertaining to employee stock options for all named executive officers other than Mr. Spinner is recorded in salaries, commissions and related taxes. Expense pertaining to Mr. Spinner’s stock option is recorded in depreciation and amortization expense as part of the value of the employment and non-compete agreement acquired as a result of our acquisition of ISG.
          Through December 31, 2005, we accounted for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS 148, “Accounting for Stock-Based Compensation -Transition and Disclosure”, which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. We account for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

(8)	All other compensation paid to our named executive officers in the fiscal year ended December 31, 2007 consisted of the following:

	Payments for	Company Paid		Company	Company Paid
	Personal Use of	Health, Life and	Company Paid	Matching of	Personal	Company Paid
	Auto and	Disabilitly	Golf Club Dues ($)	Employee 401(k)	Secretarial	Entertainment
Name	Equipment ($) (a)	Insurance ($) (b)	(c)	Contributions (d)	Support (e)	and Meals ($) (f)	Total ($)

Scott Frohman	—	5,003	—	—	—	—	5,003

Alvin H. Clemens	5,800	16,831	7,200	583	14,452	—	44,866

Charles Eissa	2,859	6,854	—	2,711	—	780	13,204

Ivan M. Spinner	680	14,877	—	2,734	—	780	19,071

(a)	Payments for personal use of auto and equipment represent the taxable portion of monthly auto allowances and company payments for cell phones and other equipment for the portion of our named executive officers’ personal use of automobiles, cell phones and other equipment. Starting in April 2006, we paid each of the named executive officers, except Mr. Spinner, a $1,000 per month auto allowance for a total of $12,000 in 2007. The portion of the $12,000 pertaining to business travel was considered a reimbursement for business expenses and excluded from compensation. Starting in December 2007 we paid Mr. Spinner $1,000 auto allowance.

(b)	Company-paid health, life and disability insurance represents the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. We pay 100% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

(c)	Company reimbursement of golf club membership dues for the above named Executive Officer.

(d)	The Company implemented a 401(k) plan on January 1, 2007 and implemented an elective contribution to the Plan of 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for the above named Executive Officers.

(e)	Value of Company provided administrative and secretarial support pertaining to non Company activities for the above named Executive Officer.

(f)	Company-paid lunches for the named executive officers.

Outstanding Equity Awards at Fiscal Year-End
          The following table sets forth information for the outstanding equity awards for our named executive officers for the year ended December 31, 2007. The information below pertains to stock options, which were granted under 2005 Incentive Stock Plan, and restricted stock grants, which were granted accordance with the terms of our 2006 Omnibus Equity Compensation Plan. The number of shares of stock that have not vested pertains to the February 15, 2007 restricted stock grant to the named executive officers below. The market value of the number of shares of stock that have not vested was based on the closing price per share ($1.86) of our common stock on the OTCBB on December 31, 2007.

		Option Awards			Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Scott Frohman	375,000	—	2.50	12/07/2008	—	—

Alvin H. Clemens	300,000	—	1.00	11/22/2015	—	—

Charles Eissa	500,000	218,760	2.50	11/9/2015	125,000	232,500

Ivan M. Spinner	150,000	112,500	3.50	04/03/2016	125,000	232,500
Employment, Severance and Other Agreements
Scott Frohman
          Pursuant to a written employment agreement, Mr. Frohman served as our Chief Executive Officer effective October 10, 2005 through December 7, 2006. He was paid an annual base salary of $258,300 and was entitled to receive such bonus compensation as a majority of our board of directors would determine. On December 7, 2006, Scott Frohman resigned as our Chief Executive Officer and as one of our directors. In connection with Mr. Frohman’s resignation, we and Mr. Frohman entered into a separation agreement dated December 7, 2006.
          Under the separation agreement, Mr. Frohman’s employment with us ceased to be effective on December 7, 2006, or the separation date. The separation agreement provides for the resolution of all matters with respect to Mr. Frohman’s employment, including all obligations to Mr. Frohman under his employment agreement with us dated as of October 10, 2005, with respect to his outstanding options to purchase shares of our common stock and with respect to any other similar amounts or benefits payable to Mr. Frohman pursuant to the employment agreement or otherwise.

          The separation agreement provides for the payment to Mr. Frohman of his monthly salary immediately preceding his resignation for a period of 18 months, less taxes, in satisfaction of all obligations under his employment agreement, and in recognition that a material portion is in consideration of Mr. Frohman’s confidentiality, non-competition and non-solicitation obligations. In addition, under the separation agreement, Mr. Frohman was entitled to receive (i) a lump sum payment equal to $21,525 for four weeks of accrued but unused vacation, less $8,075 for certain business expenses and (ii) payment of, or reimbursement for, monthly COBRA premiums for a period of 18 months following the separation date. The separation agreement further provides that upon his termination of employment, Mr. Frohman’s option to purchase 600,000 shares of our common stock, exercisable at $2.50 per share and originally granted on November 10, 2005, would become vested as to 375,000 shares (150,000 of which were already vested immediately prior to his resignation and 225,000 of which became vested on December 7, 2006). These 375,000 shares shall remain exercisable by Mr. Frohman for one year following the separation date. The option would terminate with respect to the remaining 225,000 shares that would not become vested under the separation agreement.
          Certain of Mr. Frohman’s shares of our common stock (1,566,007 shares) remain locked up until November 23, 2007 under the terms of a lock-up agreement with us, dated as of November 23, 2005. A portion of Mr. Frohman’s shares (1,191,006 shares) and his option to acquire 375,000 shares of our common stock were released from his original lock-up agreement. Under the separation agreement, Mr. Frohman has agreed that the released securities will remain subject to general lock-up terms for a period of 18 months following the separation date, subject to certain exceptions as set forth in the separation agreement.
          The separation agreement also provides for mutual non-disparagement by Mr. Frohman and us. Mr. Frohman also is subject to confidentiality provisions and an 18 month non-competition, non-solicitation and no-hire period under the separation agreement.
          On April 5, 2007, we entered into a Consent and Lock-Up Agreement with Scott Frohman. Under the Consent and Lock-Up Agreement, we consented to the release from lock-up of 1,300,000 shares out of 1,559,007 shares of Common Stock (or securities exercisable for or convertible into shares of Common Stock) held by Mr. Frohman, or the Released Securities, that were locked up in favor of us until June 7, 2008 pursuant to the Separation Agreement between us and Mr. Frohman dated December 7, 2006. We consented to this release in consideration for a lock-up until May 23, 2008 by Mr. Frohman in favor of us of 50% of Mr. Frohman’s remaining 1,566,007 shares of Common Stock (or securities exercisable for or convertible into shares of Common Stock) that were otherwise locked up until November 23, 2007 under the Lock-Up Agreement between us and Mr. Frohman dated November 23, 2005. Prior to the Consent and Lock-Up Agreement, the lock-up restrictions in the Separation Agreement allowed Mr. Frohman to sell or otherwise transfer up to 50,000 shares of Released Securities in any given month. Under the Lock-Up Agreement, Mr. Frohman will not be entitled to this 50,000 share exception until on or after July 5, 2007 as it relates to the 259,007 shares of Released Securities that were not released from lock-up under the Consent and Lock-Up Agreement.
          On May 1, 2007, we entered into an Amendment to Consent and Lock-Up Agreement with Mr. Frohman. Under the Amendment to the Consent and Lock-Up Agreement, we consented to the release from lock-up of 200,000 shares that were locked up until July 5, 2007 under the Consent and Lock-Up Agreement. In consideration for this release, Mr. Frohman agreed that 200,000 shares of Common Stock that were locked up until November 23, 2007 under the Lock-Up Agreement between us and Mr. Frohman dated November 23, 2005 would continue to be locked up until February 21, 2008.
          On December 7, 2007, we entered into an Amendment Agreement to the Separation Agreement with Mr. Frohman. Under this agreement, Mr. Frohman agreed to forego any rights he had to receive the approximately 6 remaining months of severance to which he was entitled under the Separation Agreement in consideration for our extension of the post-termination exercise period of Mr. Frohman’s option to purchase 375,000 shares of Common Stock for an additional year. According to this agreement, if the closing bid price of the Common Stock on any trading following December 7, 2007 is $5.00 or more, Mr. Frohman shall be obligated to exercise the option within five business days of such trading date. If Mr. Frohman fails to exercise any or all of the options, the options will terminate within five business days of the trading date with regard to the unexercised shares.

Alvin H. Clemens and Ivan M. Spinner
          On November 27, 2007 we entered into amended and restated employment agreements with each of Alvin H. Clemens and Ivan M. Spinner. The employment agreements replaced and superseded the executives’ existing employment agreements.
          Each employment agreement has an initial term of three years beginning on November 27, 2007. The employment agreements automatically renew for successive additional one-year periods each unless either we or the executive gives the other 60 days’ written notice prior to the end of the then current term.
          Under the respective employment agreements, (i) Mr. Clemens would continue to serve as our Executive Chairman and Chief Executive Officer with a base salary equal to his existing base salary of $450,000 per year and (ii) Mr. Spinner would serve as our Executive Vice President with a base salary of $371,000 per year until April 2, 2007 and a base salary of $300,000 thereafter.
          Each executive also is entitled to receive annual bonus compensation in cash, capital stock or other property as determined by our board of directors and to participate in all benefit plans offered from time to time to our senior executives. In addition, each executive is entitled to a car allowance of at least $1,000 per month and reimbursement for up to $15,000 in dues associated with the executive’s membership in professional and business organizations.
          Certain other terms are identical among all of the employment agreements and are set forth below:
•	We may terminate the employment agreements (i) for “Cause” (as defined in the employment agreements), (ii) upon 60 days’ prior written notice to the executive if without Cause, or (iii) upon the executive’s “Permanent Disability” as defined in the employment agreements. Each executive may terminate his employment agreement (i) for “Good Reason” as defined in the employment agreements or (ii) upon 30 days’ prior written notice to us for any reason.

•	If (i) we terminate an executive’s employment without Cause or (ii) the executive terminates his employment agreement for Good Reason, the executive will be entitled to receive (x) 18 months’ base salary at the then current rate, payable in accordance with our usual practices, (y) continued participation for 18 months in our benefit plans and (z) payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with our bonus plan existing at the time of termination. In addition, if an employment agreement is terminated in accordance with the foregoing sentence within two months prior to, or 24 months following, a change in control (as described in the employment agreement), the executive will be entitled to receive 18 months’ base salary at the then current rate upon the date of termination, regardless of our usual practices, and all stock options held by the executive at the date of termination will immediately become 100% vested and all restrictions on such options will lapse.

•	If we terminate an executive’s employment for Cause or the executive terminates his employment agreement without Good Reason, the executive will be entitled to receive (i) all accrued and unpaid salary and vacation pay through the date of termination and (ii) continued participation for one month in our benefit plans.

•	If we terminate an executive’s employment due to a Permanent Disability, the executive will be entitled to receive (i) 18 months’ base salary at the then current rate, payable in accordance with our usual practices, (ii) continued participation for 18 months in our benefit plans and (iii) payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with our bonus plan existing at the time of termination. We may credit any such amounts against any proceeds paid to the executive with respect to any disability policy maintained and paid for by us for the executive’s benefit.

•	If an executive dies during the term of his employment agreement, the employment agreement will automatically terminate and the executive’s estate or beneficiaries will be entitled to receive (i) three months’ base salary at the then current rate, payable in a lump sum and (ii) continued participation for one year in our benefit plans.

•	Each executive is prohibited from competing with us or soliciting our employees, independent contractors, or outside agents, directly or indirectly, for another business and is subject to standard confidentiality obligations during the term of the employment agreements and for a period of 18 months thereafter.

•	We and each executive will be prohibited, following a termination of the executive’s employment with us from disparaging each other.
          On March 28, 2008, Mr. Spinners’ employment as our Executive Vice President terminated.
          On March 31, 2008, in connection with our March 2008 private placement and Mr. Clemens’ resignation as our Chief Executive Officer and appointment as Co-Chairman of our Board of Directors, Mr. Clemens’ amended and restated employment agreement was terminated effective upon his resignation on April 1, 2008.
          Following Mr. Clemens’ resignation as our Chief Executive Officer, Anthony R. Verdi, our Chief Financial Officer, was also appointed to the position of Chief Operating Officer, effective April 8, 2008. Mr. Verdi shall have the authority, as our Chief Operating Officer, to lead our company as the principal executive officer in the absence of a Chief Executive Officer. Mr. Verdi shall have such authority until we appoint a new Chief Executive Officer or until such time as our board of directors determines otherwise.
Charles A. Eissa
          Pursuant to a written employment agreement, Mr. Eissa serves as our President. Pursuant to his employment agreement his annual base salary was $214,200 per year through April, 1, 2006, was then increased to $250,000 through March 19, 2007, then increased to $300,000 through March 31, 2008 and then reduced to $250,000 thereafter. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time. Mr. Eissa’s employment agreement automatically renewed on November 18, 2007 and was amended on March 31, 2008 and expires on March 31, 2009.
          In the event of Mr. Eissa’s termination without cause or for good reason, he or his estate would receive their then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 1 year, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of 1 month, less all applicable taxes.
          All shares of common stock held by Mr. Eissa (together with the shares held by his respective affiliates) are subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders and their transferees. These lock-up provisions provide, in general, that these shares may not directly or indirectly be offered, sold, offered for sale, contracted for sale, hedged, or otherwise transferred or disposed of, for a period of twelve (12) months following the purchase of such shares in the private placement, and for an additional twelve (12) months thereafter each holder may only sell up to 50% of his portion of these shares. We filed a registration statement with the SEC, which was subsequently declared effective, covering the resale of the shares of common stock held by Mr. Eissa.

Compensation of Directors
          The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2007. There were no non-equity incentive plan compensation or nonqualified deferred compensation earnings to any of our directors for the year ended December 31, 2007.

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($) (1)	($) (2)	($) (3)	($)	($)

Warren V. Musser	$39,250	$21,500	210,391	—	271,141

Paul Soltoff	8,500	21,500	23,250	—	53,250

John Harrison	13,000	32,250	23,250	53,077 (4)	121,577

C. James Jensen (5)	11,500	21,500	193,817	—	226,817

Sanford Rich	16,000	32,250	193,817	—	242,067

L.J. Rowell	12,000	32,250	193,817	—	238,067

Frederick C. Tecce	—	—	—	—	—

(1)	Represents board and committee meeting and retainer fees paid to our directors under our Compensation Plan for Directors and our 2005 Non-Employee Directors Stock Option Plan. The amount for Mr. Musser also includes $31,250 under our Compensation Plan for Directors as Vice Chairman of our board of directors.

(2)	Stock award expense for the most recently completed fiscal year pertaining to directors, which is detailed by director in the following table, was based on the closing price per share ($2.15) of our common stock on the OTCBB on the date of the grant.

		Number of
		Shares of		Aggregate
	Date of Stock	Common Stock		Value of Stock
	Grant	Granted	Value Per Share	Granted
Warren V. Musser	12/15/2007	10,000	$2.15	$21,500

Paul Soltoff	12/15/2007	10,000	2.15	21,500

John Harrison	12/15/2007	15,000	2.15	32,250

C. James Jensen (5)	12/15/2007	10,000	2.15	21,500

Sanford Rich	12/15/2007	15,000	2.15	32,250

L.J. Rowell	12/15/2007	15,000	2.15	32,250

Frederick C. Tecce	—	—	—	—

(3)	Stock option expense for the most recently completed fiscal year pertaining to directors is based on the estimated fair value as of the date of grant using the Black-Scholes option-pricing model based on the terms of each option amortized over the vesting period of the option or the duration of board membership, whichever is shorter. Fair value was estimated based on an assumed dividend yield of 0% and the assumptions below.

		Fair Value
	Amount	Expensed in
	Expensed in	Financial				Stock
	Financial	Statements	Fair Value	Number of	Option	Price on			Risk Free	Expected
	Statements	Based on	of Option	Options	Exercise	the Date of	Date of	Expected	Interest	Life in
Name	($)	Vesting	Award ($)	Granted (#)	Price ($)	Grant ($)	Grant	Volatility	Rate	years

Warren V. Musser	57,979	30%	193,264	250,000	1.00	1.00	01/11/2006	103%	3.75%	5
	152,412	17%	896,542	425,000	2.70	2.90	03/14/2006	105%	3.75%	5

Paul Soltoff	23,250	31%	75,000	250,000	1.00	1.00	11/23/2005	25%	3.75%	4.5

John Harrison	23,250	31%	75,000	250,000	1.00	1.00	11/22/2005	25%	3.75%	4.5

C. James Jensen (5)	193,817	33%	587,324	200,000	3.60	3.60	04/27/2006	113%	4.66%	5

Sanford Rich	193,817	33%	587,324	200,000	3.60	3.60	04/27/2006	113%	4.66%	5

L. J. Rowell	193,817	33%	587,324	200,000	3.60	3.60	04/27/2006	113%	4.66%	5

(4)	Mr. Harrison provided marketing consulting services to the Company pursuant to a verbal agreement. Mr. Harrison’s consulting services, which commenced on January 29, 2007 and terminated effective February 29, 2008.

(5)	Mr. Jensen resigned as a director effective March 26, 2008.
2005 Non-Employee Director Stock Option Plan
          Effective November 23, 2005, we adopted the 2005 Non-Employee Director Stock Option Plan, or the Directors Option Plan, which plan was approved by written consent of a majority of our stockholders. Key features of the Directors Option Plan include:
•	Non-employee directors are eligible to participate in the Directors Option Plan. The term of the Directors Option Plan is eight years. 1,500,000 shares of common stock have been reserved for issuance under the Directors Option Plan.

•	Options are issued at the minimum of “Fair Market Value” as such term is defined in the Directors Option Plan.

•	Options may only be issued as non-qualified stock options.

•	Each newly elected or appointed non-employee director shall be granted an option to purchase 250,000 shares of common stock, of which 100,000 shares are exercisable immediately (however, no option shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act has terminated); 75,000 shares on the first anniversary of the grant and the remaining 75,000 shares in 12 equal increments at the end of each calendar month thereafter.

•	Each non-employee director who is appointed Chairman of our board of directors receives an additional option to purchase 250,000 shares of common stock, exercisable on the same terms as the other non-employee director options.

•	Stockholder approval is required in order to replace or reprice options.

•	The Directors Option Plan is administered by the board of directors or a committee designated by the board of directors.

•	Options have a maximum of ten years.

•	Upon a change in control, any unvested position of outstanding options shall vest and become immediately exercisable ten days prior to such change in control.
2005 Incentive Stock Plan
          Effective November 23, 2005, we adopted the 2005 Incentive Stock Plan, or the Incentive Plan, which was approved by written consent of a majority of our stockholders. The purpose of the Incentive Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of the business and an added incentive to continue to advance and contribute to us and to attract new directors, officers, consultants, advisors and employees whose services are considered valuable. As of March 31, 2006, options to purchase 2,685,000 shares were granted under the Incentive Plan. Key features of the Incentive Plan include:
•	The Incentive Plan provides for the grant of options and the issuance of restricted shares.

•	An aggregate of 2,750,000 shares of common stock have been reserved for issuance under the Incentive Plan.

•	Options are issued at the minimum of “Fair Market Value” as such term is defined in the Incentive Plan.

•	Both incentive and nonqualified stock options may be granted under the Incentive Plan.

•	The Incentive Plan terminates on November 18, 2015.

•	The exercise price of options granted pursuant to the Incentive Plan is determined by a committee but the option term may not exceed 10 years.

•	For holders of 10% or more of the combined voting power of all classes of our stock, options may not be granted at less than 110% of the fair market value of the common stock at the date of grant and the option term may not exceed eight years.
Directors Compensation Plan
          On March 14, 2006, our board of directors adopted a Compensation Plan for Directors, or the Directors Compensation Plan. An aggregate of 1,000,000 shares of our common stock has been reserved for issuance under the Directors Compensation Plan, in addition to any authorized and unissued shares of common stock available for issuance under the Directors Option Plan. The purpose of the Directors Compensation Plan is to provide a comprehensive compensation program to attract and retain qualified individuals to serve as directors. We are authorized to award cash fees and issue non-qualified stock options under the Directors Compensation Plan. The Directors Compensation Plan is administered by our board of directors, or the compensation committee of our board of directors. The Directors Compensation Plan provides for:
•	a one-time payment of $250,000 to each non-employee director who serves as Vice Chairman of our board of directors (who is not also Chairman or an Executive Chairman), $125,000 of which is payable upon the adoption of the Directors Compensation Plan and $125,000 of which is payable in twelve equal monthly installments commencing March 31, 2006, so long as such person remains a director and is serving in such capacity on the date of each such installment;

•	a one-time grant of an additional option to purchase 425,000 shares of our common stock to each non-employee director who is or has been appointed or elected as Vice Chairman of our board of directors (who is not also Chairman or an Executive Chairman) on the later of the date of such appointment or election, or adoption of the Plan;

•	the payment of $1,000 to each director for each special or committee meeting of our board of directors attended, in person or by telephone, as reimbursement of fees and expenses of attendance and participation by such director at such meeting;

•	an annual retainer of $1,000 payable to each director upon appointment as chairperson of a committee of our board of directors;

•	an automatic initial grant of an option to purchase 100,000 shares of our common stock to each director who joins our board of directors, at an exercise price equal to the fair market value on the date of such election to our board of directors;

•	the grant of an option to purchase 10,000 shares of our common stock to each director re-elected to our board of directors, at an exercise price equal to the fair market value on the date of such reelection to our board of directors;

•	except for the one-time grants to our Vice Chairmen, which option shall vest and become exercisable as to one-half of the shares subject to the option six months from the date of grant, and the other half of the shares six months thereafter, all options granted under the Directors Compensation Plan shall vest as follows: one-third of the shares shall be exercisable on the first anniversary of the date of grant, an additional one-third of the shares on the second year anniversary, and the remaining one-third of the shares on the third anniversary of the date of grant; and

•	a term of each option under the Directors Compensation Plan of five years.
2006 Omnibus Equity Compensation Plan
          On April 27, 2006, our board of directors adopted the 2006 Plan. The purpose of the 2006 Plan is to attract, retain and motivate the employees, non-employee members of our board of directors and consultants of ours and our subsidiaries and to focus their efforts on the long-term enhancement of stockholder value.
          The Incentive Plan, the Directors Option Plan and the Directors Compensation Plan, or, collectively, the Prior Plans, were merged with and into the 2006 Plan as of the effective date of the 2006 Plan, and no additional grants were made thereafter under the Prior Plans. Outstanding grants under the Prior Plans will continue in effect according to their terms as in effect before the Prior Plans merger (subject to such amendments as our board of directors determines, consistent with the Prior Plans, as applicable), and the shares with respect to outstanding grants under the Prior Plans will be issued or transferred under the 2006 Plan.
          Key terms of the 2006 Plan are as follows:
•	Administration. The 2006 Plan is administered and interpreted by our board of directors. The Board has the authority to: (i) determine the individuals to whom grants will be made under the 2006 Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the 2006 Plan. The determinations of our board of directors are made in its sole discretion and are final, binding and conclusive.

•	Eligibility. All of the employees of ours and our subsidiaries, as well as advisors and consultants of ours and our subsidiaries, are eligible for grants under the 2006 Plan. Non-employee directors of ours are also eligible to receive grants under the 2006 Plan.

•	Types of Awards. The 2006 Plan provides that grants may be in any of the following forms: (i) incentive stock options; (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”); (iii) stock appreciation rights, or SARs; (iv) stock units; (v) stock awards; (vi) dividend equivalents; and (vii) other stock-based awards.

•	Shares Subject to the 2006 Plan. The 2006 Plan authorizes up to 7,050,000 shares of our common stock for issuance, subject to adjustment in certain circumstances. The maximum number of authorized shares includes shares to be issued or transferred pursuant to outstanding grants under the Prior Plans that are to be merged into this 2006 Plan as of the effective date of the 2006 Plan. The 2006 Plan provides that the maximum aggregate number of shares of common stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the 2006 Plan in excess of $1,000,000. These limits may be adjusted by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spin-off or our payment of an extraordinary dividend or distribution.

•	Change of Control. If a change of control of us occurs, unless our board of directors determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, all outstanding stock units will become payable in cash or shares of common stock in an amount not less than their target amount (as determined by our board of directors), and dividend equivalents and other-stock based awards will become fully payable in cash or shares of common stock (in amounts determined by our board of directors).

Upon a change of control, our board of directors may also take any of the following actions with respect to outstanding grants, without the consent of the grantee: (i) require that grantees surrender their outstanding options and SARs in exchange for payment by us, in cash or shares of common stock as determined by our board of directors, in an amount equal to the amount by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable; (ii) after giving grantees the opportunity to exercise their outstanding options and SARs, our board of directors may terminate any or all unexercised options and SARs at such time as our board of directors determines appropriate; and (iii) determine that outstanding options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

•	Amendment and Termination of the 2006 Plan. Our board of directors may amend or terminate the 2006 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the 2006 Plan after April 27, 2016.
Compensation Policy for Non Employee Directors
          On March 20, 2007, our Board adopted the Compensation Policy for non-employee directors, which is not subject to stockholder approval. The purpose of the policy is to attract, retain and motivate non-employee members of the Board. The effective date of the plan was March 20, 2007.
  Key terms of the plan are as follows:
•	Upon election to the Company’s Board a newly elected director will receive a grant of restricted shares of common stock of the Company under the 2006 Omnibus Equity Compensation Plan with an aggregate fair value of $100,000, as determined by the closing market price of the Company’s common stock on the date of the director’s election to the Board, which shall vest in the following increments: (i) one-third on the date of the director’s election to the Board, (ii) one-third on the first anniversary of the date of the director’s election to the Board; and (iii) one-third on the second anniversary of the date of the director’s election to the Board.

•	On a specific date to be determined by the Compensation Committee of the Board each year, each director who continues to serve as a Director of the Company immediately after such specified date will receive an annual grant of 10,000 fully-vested shares of the common stock of the Company under the 2006 Omnibus Equity Compensation Plan.

•	On a specific date to be determined by the Compensation Committee of the Board each year, each director who chairs a committee of the Board as of such specified date will receive an annual grant of 5,000 fully-vested shares of the common stock of the Company under the 2006 Omnibus Equity Compensation Plan.

•	Each year, each director who continues to serve as a Director of the Company will receive a $5,000 cash retainer payment.

•	Each year, each director who chairs the Audit and Compliance Committee of the Board will receive a $2,000 cash retainer payment.

•	Each year, each director who chairs the Compensation Committee or Nominating and Governance Committee of the Board will each receive a $1,000 cash retainer payment.

•	Each director will receive a $1,000 meeting fee for each meeting of the Board attended in person.

•	Each director who is a committee member will receive a $500 meeting fee for each meeting of a committee attended in person or via teleconference.

•	The Company shall reimburse non-employee Directors for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings, in accordance with the Company’s expense reimbursement policies in effect from time to time.
2008 Equity Compensation plan
          On March 31, 2008, our Board adopted 2008 Plan, which is not subject to stockholder approval. The purpose of the 2008 Plan is to attract, retain and motivate the employees, non-employee members of the Board and our subsidiaries’ consultants and to focus their efforts on the long-term enhancement of stockholder value. The effective date of the 2008 Plan is March 31, 2008.
  Key terms of the 2008 Plan are as follows:
•	Administration. The 2008 Plan is administered and interpreted by the Board. The Board has the authority to: (i) determine the individuals to whom grants will be made under the 2008 Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant, subject to the limitations described below; and (v) deal with any other matters arising under the 2008 Plan. The determinations of the Board are made in its sole discretion and are final, binding and conclusive.

•	Eligibility. All of our and our subsidiaries’ employees, and our and our subsidiaries’ advisors and consultants, are eligible for grants under the 2008 Plan. Our Non-employee directors are also eligible to receive grants under the 2008 Plan.

•	Types of Awards. The 2008 Plan provides that grants may be in any of the following forms: (i) nonqualified stock options; (iii) stock appreciation rights; (iv) stock units; (v) stock awards; (vi) dividend equivalents; and (vii) other stock-based awards.

•	Shares Subject to the 2008 Plan. The 2008 Plan authorizes up to 1,000,000 shares of common stock for issuance, subject to adjustment in certain circumstances. These limits may be adjusted by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution.

•	Change of Control. If a we experience a change of control, unless the Board determines otherwise, all outstanding options and stock appreciation rights will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, all outstanding stock units, dividend equivalents and other stock based awards will become payable in cash or shares of common stock in an amount not less than their target amount (as determined by the Board). Upon a change of control, the Board may also take any of the following actions with respect to outstanding grants, without the consent of the grantee: (i) require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by us, in cash or shares of common stock as determined by the Board, in an amount equal to the amount by which the then fair market value subject to the grantee’s unexercised options and stock appreciation rights exceeds the exercise price of the option or the base amount of the stock appreciation right, as applicable; (ii) after giving grantees the opportunity to exercise their outstanding options and stock appreciation rights, the Board may terminate any or all unexercised options and stock appreciation rights at such time as the Board determines appropriate; and (iii) determine that outstanding options and stock appreciation rights that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

•	Amendment and Termination of the 2008 Plan. The Board may amend or terminate the 2008 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the 2008 Plan on or after March 31, 2018.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION OF THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT HEALTH BENEFITS DIRECT CORPORATION SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.
REPORT OF THE AUDIT COMMITTEE
          Our board of directors established an audit committee in January 2006, which was reconstituted in July 2006 to comply with the independence and other requirements under NASDAQ listing standards. Effective July 2006, our board of directors also adopted a written charter for the audit committee. Our audit committee oversees our financial reporting process on behalf of our board of directors.
          Our audit committee has reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented, and their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.
          Our audit committee has received from and discussed with Sherb & Co. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The board of directors also discussed with Sherb & Co. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
          Our audit committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. In reliance on these reviews and discussions, our audit committee determined that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
Respectfully submitted,
By the Audit Committee of the Board of Directors
Donald R. Caldwell
Sanford Rich
L. J. Rowell
August 11, 2008

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our common stock and any other equity securities with the Securities and Exchange Commission. Executive officers, directors, and persons who own more than ten percent of our common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.
          Based solely on our review of the copies of Forms 3, 4, and 5 furnished to us, or representations from certain reporting persons that no Forms 3, 4 or 5 were required to be filed by such persons, we believe that all of our executive officers, directors, and persons who own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them during 2007.
STOCKHOLDER PROPOSALS – 2009 ANNUAL MEETING
          Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission by mailing the proposals to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary. Any proposal that an eligible stockholder desires to have included in the proxy statement and presented at the 2009 annual meeting of stockholders will be included in our proxy statement and related proxy card if it is received by us no later than May 6, 2009 and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.
          Other deadlines apply to the submission of stockholder proposals for the 2009 annual meeting of stockholders that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to stockholder proposals relating to director nominations, see page 10 of this proxy statement. With respect to other stockholder proposals for the 2009 annual meeting, the deadline under regulations adopted by the Securities and Exchange Commission is July 20, 2009 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2009 annual meeting of stockholders.
OTHER MATTERS
          Our board of directors is not aware of any other matter not set forth herein that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the Shares represented thereby in accordance with the recommendation of our board of directors on such matters.
By Order of the Board of Directors,
Donald R. Caldwell
Co-Chairman of the Board of Directors
Alvin H. Clemens
Co-Chairman of the Board of Directors
Dated: September 3 2008
Upon written request to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary, we will provide, without charge, to any stockholder solicited hereby, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, including the financials and the schedules thereto.

Appendix A
HEALTH BENEFITS DIRECT CORPORATION
2008 EQUITY COMPENSATION PLAN
(As Amended and Restated, Effective as of October 2, 2008)
          The purpose of the Health Benefits Direct Corporation 2008 Equity Compensation Plan (the “Plan”) is to provide (i) employees of Health Benefits Direct Corporation (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan was originally effective on March 31, 2008. The Plan is hereby amended and restated effective as of the Effective Date, subject to stockholder approval of the Plan. Outstanding grants made under the Plan prior to the Effective Date shall continue in effect according to their terms, subject to the terms of the Plan in effect prior to the Effective Date.
          Effective as of the Effective Date, the Health Benefits Direct Corporation 2006 Omnibus Equity Compensation Plan (the “2006 Plan”) will be merged with and into this Plan, and no additional grants will be made thereafter under the 2006 Plan. Outstanding grants under the 2006 Plan will continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2006 Plan, as applicable), and the shares with respect to outstanding grants under the 2006 Plan will be issued or transferred under this Plan.
                    1. Definitions
          The following terms shall have the meanings set forth below for purposes of the Plan:
               (a) “Board” shall mean the Board of Directors of the Company.
               (b) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
               (c) “Change of Control” shall be deemed to have occurred if:
                         (i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

                         (ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.
               (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
               (e) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.
               (f) “Company” shall mean Health Benefits Direct Corporation and shall include its successors.
               (g) “Company Stock” shall mean common stock of the Company.
               (h) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.
               (i) “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.
               (j) “Effective Date” shall mean the date the stockholders of the Company approve the Plan.
               (k) “Employee” shall mean an employee of the Company or a subsidiary of the Company.
               (l) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be both an Employee, Key Advisor and member of the Board).
               (m) “Employer” shall mean the Company and each of its subsidiaries.
               (n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
               (o) “Exercise Price” shall mean the purchase price of Company Stock subject to an Option.
               (p) “Fair Market Value” shall mean:
                         (i) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock on the relevant date, as reported by the OTC Bulletin Board or, if shares are not reported on the OTC Bulletin Board, as determined by the Committee through any reasonable valuation method authorized under the Code.
                         (ii) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

               (q) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.
               (r) “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.
               (s) “Grantee” shall mean an Employee, Key Advisor or Non-Employee Director who receives a Grant under the Plan.
               (t) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.
               (u) “Key Advisor” shall mean a consultant or advisor of an Employer.
               (v) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
               (w) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.
               (x) “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.
               (y) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.
               (z) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.
               (aa) “Stock Award” shall mean an award of Company Stock, with or without restrictions.
               (bb) “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock.
                    2. Administration
               (a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. The Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.
               (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
               (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
                    3. Grants
          Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
                    4. Shares Subject to the Plan
               (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be equal to the sum of the following: (i) 1,000,000 shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2006 Plan as of the Effective Date, and (iii) the number of shares of Company Stock remaining available for issuance under the 2006 Plan but not subject to previously exercised, vested or paid grants as of the Effective Date, such that the aggregate number of shares available under the Plan is 7,000,000 shares. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including Options granted under the 2006 Plan) terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards (including Stock Awards granted under the 2006 Plan) are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan.
               (b) Individual Limits. All Grants under the Plan shall be expressed in shares of Stock. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below.
               (c) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.
                    5. Eligibility for Participation
               (a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

               (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.
                    6. Options
          The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
               (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
               (b) Type of Option and Price.
                         (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Key Advisors and Non-Employee Directors.
                         (ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.
               (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
               (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
               (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
               (f) Termination of Employment, Disability or Death.
                         (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.
                         (ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                         (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
                         (iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
                         (v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 6(e)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
               (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
               (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.
                    7. Stock Awards
          The Committee may issue or transfer shares of Company Stock to an Employee, Key Advisor or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

               (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
               (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
               (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
               (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
               (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
               (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
                    8. Stock Units
          The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
               (a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
               (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
               (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

               (d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
                    9. Stock Appreciation Rights
          The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option. The following provisions are applicable to SARs:
               (a) General Requirements. The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
               (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
               (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(e) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
               (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
               (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).
               (f) Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
                    10. Other Stock-Based Awards
          The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Key Advisor or Non-Employee Director, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

                    11. Dividend Equivalents
          The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.
                    12. Qualified Performance — Based Compensation
          The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
               (a) Performance Goals.
                         (i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.
                         (ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.
               (b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
               (c) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under section 162(m) of the Code, a Grantee may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.
               (d) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

                    13. Deferrals
          The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.
                    14. Withholding of Taxes
               (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.
               (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.
                    15. Transferability of Grants
               (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
               (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
                    16. Consequences of a Change of Control
               (a) Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

               (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.
                    17. Requirements for Issuance or Transfer of Shares
          No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
                    18. Amendment and Termination of the Plan
               (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
               (b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. An adjustment to an Option pursuant to Section 4(c) above shall not constitute a repricing of the Option.
               (c) Stockholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.
               (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
               (e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(f) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                    19. Miscellaneous
               (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.
               (b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
               (c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.
               (d) Rights of Grantees. Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
               (e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
               (f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance — based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
               (g) Employees Subject to Taxation Outside the United States. With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

HEALTH BENEFITS DIRECT CORPORATION
150 N. RADNOR-CHESTER ROAD
SUITE B-101
RADNOR, PA 19087
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Health Benefits Direct Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Benefits Direct Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
IF YOU VOTE BY MAIL, PLEASE RETURN THIS CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE SO THAT THESE SHARES CAN BE
REPRESENTED AT THE ANNUAL MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HBDC01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTH BENEFITS DIRECT CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
Vote On Directors			☐	☐	☐

1)	Election of the Nominees as Directors
Nominees:
	01. Donald R. Caldwell 02. Alvin H. Clemens 03. John Harrison 04. Warren V. Musser 05. Robert J. Oakes 06. Sanford Rich	07. L. J. Rowell 08. Paul Soltoff 09. Frederick C. Tecce 10. Anthony R. Verdi 11. Edmond Walters

Vote On Proposals							For		Against	Abstain

2)	To ratify the appointment of Sherb & Co. LLP as Health Benefits Direct Corporation’s independent registered public accountants for the fiscal year ending December 31, 2008.							☐	☐	☐

3)	To approve the adoption of the Health Benefits Direct Corporation 2008 Equity Compensation Plan.							☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 2, 2008 AND PROXY STATEMENT OF HEALTH BENEFITS DIRECT CORPORATION.

Please sign exactly as name appears hereon and return this proxy card so that these shares can be represented at the 2008 Annual Meeting of Stockholders of Health Benefits Direct Corporation. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

HEALTH BENEFITS DIRECT CORPORATION
Annual Meeting of Stockholders - October 2, 2008

PROXY CARD	PROXY CARD
This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on October 2, 2008.
YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.
PROXY
The undersigned hereby appoints Anthony R. Verdi and Ronald J. Garcia or any of them individually, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 on October 2, 2008, 10:00 a.m. local time, and at any adjournment or postponement thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the notice of the 2008 Annual Meeting and proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.
The proxies will vote FOR the proposal to elect to our board of directors the eleven nominees listed in the proxy statement, FOR the proposal to ratify the appointment of Sherb & Co. LLP as our independent registered public accountants, and FOR the proposal to approve the adoption of the Health Benefits Direct Corporation 2008 Equity Compensation Plan as described in the proxy statement if the applicable boxes are not marked, and, at their discretion, on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. If the applicable boxes are marked and this proxy card is properly executed, the proxies will vote as directed. The proxies are also authorized to vote upon all other matters as may properly come before the meeting or any adjournment or postponement thereof, utilizing their own discretion as set forth in the notice of the 2008 Annual Meeting and the proxy statement.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE